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                                ESCROW AGREEMENT
                                ----------------

         THIS ESCROW AGREEMENT (this "Agreement"), dated as of
________________, 1996, is made by and among Jacor Communications, Inc., an Ohio corporation ("Acquiror"), Citicasters, Inc., a Florida corporation (the "Company"), and [Star Bank, National Association], as Escrow Agent ("Escrow Agent").

         Acquiror and the Company are the parties to an Agreement and Plan of Merger dated as of the date hereof (as in effect from time to time, the "Merger Agreement"). Each capitalized term which is used but not otherwise defined in this Agreement has the meaning assigned to that term in the Merger Agreement.

         If the Merger Agreement is terminated by the Company pursuant to any Escrow-Surrender Provision (as defined below), then the Company will be entitled to a payment in the amount of the Escrow Payment (as defined below). As security for the obligations to make such payment, Acquiror is depositing or causing to be deposited a Letter of Credit (as defined below) in accordance with the terms of this Agreement, to be held and acted upon by Escrow Agent in accordance with the provisions of this Agreement.

         The parties agree as follows:

         1        DEFINITIONS.  As used in this Agreement:

                  (a) "Escrow-Surrender Event" means solely the termination of the Merger Agreement under the circumstances defined in Sections 8.2(b)(i), 8.2(b)(ii), 8.2(b)(iii), 8.2(b)(iv) or 8.2(b)(v) of the Merger Agreement.

                  (b) "Escrow-Retention Event" means the termination of the Merger Agreement in any manner that is not an Escrow-Surrender Event.

         2        ESCROW PAYMENT.  (a)  Simultaneously with the delivery of the consents by the Consenting Shareholders (as defined in the Merger Agreement) (the "Delivery Date"), Acquiror will deliver or cause to be delivered to Escrow Agent an irrevocable, direct pay letter of credit issued to Escrow Agent on behalf of Acquiror by __________________ (the "Initial Issuing Bank") in the amount of $75,000,000.00 (the "Escrow Payment"). If Acquiror fails to comply with the requirements of the preceding sentence, Acquiror will on the day immediately following the Delivery Date pay to the Escrow Agent in immediately available funds the sum of $75,000,000.00. Acquiror, at its option and at its expense, may replace the Initial Letter of Credit (or any Replacement Letter of Credit) by delivery of another irrevocable, direct pay letter of credit in the amount
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of $75,000,000.00 issued by an institution that is reasonably acceptable to the Company, and in a form that is reasonably acceptable to the Company (any such other letter of credit being referred to herein as a "Replacement Letter of Credit"). Upon receipt of a Replacement Letter of Credit, Escrow Agent will surrender the replaced letter of credit to the issuing institution for cancellation. Any letter of credit held by the Escrow Agent at any time pursuant to this Agreement is referred to herein as the "Letter of Credit," and any institution that has issued such Letter of Credit is referred to herein as the "Issuing Bank".

                  (b) Notwithstanding anything in this Agreement to the contrary, the Letter of Credit (or any Replacement Letter of Credit) may have any expiration date reasonably determined by Acquiror; PROVIDED, HOWEVER, that
(i) if the Merger Agreement shall not have been terminated and (ii) if a Replacement Letter of Credit in the amount of $75,000,000.00 issued by an institution reasonably acceptable to the Company and in a form that is reasonably acceptable to the Company shall not have been delivered and accepted by the Escrow Agent at least two business days prior to the expiration date of the then outstanding Letter of Credit (the "Expiration Date"), then the Escrow Agent shall (x) on the business day immediately preceding the Expiration Date, present to the Issuing Bank in accordance with the Letter of Credit a draft for payment to the Escrow Agent of an amount equal to $75,000,000.00 (the "Letter of Credit Proceeds"); and (y) upon receipt of the Letter of Credit Proceeds, hold such proceeds in escrow until Acquiror shall have delivered, and the Escrow Agent shall have accepted, a Letter of Credit in the amount of $75,000,000.00 issued by an institution reasonably acceptable to the Company and in a form that is reasonably acceptable to the Company.

         3       APPOINTMENT OF ESCROW AGENT.  Acquiror and the Company hereby designate and appoint Escrow Agent as their joint escrow agent pursuant to the terms of this Agreement. Escrow Agent agrees to (a) act as Escrow Agent, (b) hold and act upon the Letter of Credit and (c) deliver the proceeds of any payment under the Letter of Credit, in each case in accordance with the terms and conditions of this Escrow Agreement.

         4       DISBURSEMENT REQUESTS.  At any time after termination of the
Merger Agreement pursuant to any Escrow-Surrender Event, the Company may deliver to Escrow Agent and simultaneously to Acquiror a written notice (a "Company Payment Request") which states that such termination has occurred and requests that Escrow Agent, unless the Escrow Agent shall have already drawn on the Letter of Credit pursuant to Section 2(b) of this Agreement, (i) present to the Issuing Bank in accordance with the Letter of Credit a draft for payment to Escrow Agent of an amount equal to $75,000,000.00, and (ii) upon receipt of proceeds of such payment under the Letter of Credit, pay such proceeds in the manner indicated in such notice. If the Escrow Agent shall have already drawn on the Letter

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of Credit pursuant to Section 2(b) of this Agreement, the Escrow
Agent shall, on the second business day after the Escrow Agent's receipt of the Company Payment Request, pay the proceeds of the Letter of Credit to the Company in the manner indicated in the Company Payment Request. Promptly upon termination of the Merger Agreement pursuant to an Escrow-Retention Provision, the Company shall deliver to Escrow Agent and Acquiror a written notice (a "Company Surrender Request") which states that such termination has occurred and requests that Escrow Agent surrender the Letter of Credit to the Issuing Bank for cancellation, or if the Escrow Agent shall have already drawn on the Letter of Credit pursuant to Section 2(b), requests the Escrow Agent to pay the proceeds of the Letter of Credit to Acquiror in the manner indicated in the Company Surrender Request.

         5        ESCROW AGENT'S RELEASE OF THE ESCROW FUND.
                  -----------------------------------------

                  (a) ACTIONS UPON JOINT INSTRUCTIONS. Escrow Agent will give instructions to the Issuing Bank or take other actions with respect to the Letter of Credit, and make disbursements, in accordance with the joint written instructions of the Company and Acquiror.

                  (b) CONSUMMATION OF MERGER. At the closing of the Merger, pursuant to joint written instructions executed by Acquiror and the Company, Escrow Agent will surrender the Letter of Credit to the Issuing Bank for cancellation, or if the Escrow Agent shall have drawn on the Letter of Credit pursuant to Section 2(b), the Escrow Agent will pay the proceeds of the Letter of Credit to Acquiror as directed by Acquiror. If the Letter of Credit is cancelled pursuant to this paragraph 5(b), then this Agreement will terminate.

                  (c) ACTIONS UPON COMPANY PAYMENT REQUEST. Upon receipt from the Company of a Company Payment Request pursuant to paragraph 4, Escrow Agent will immediately (and in any event within one business day) give Acquiror notice of such Company Payment Request. Escrow Agent will take the requested actions set forth in such Company Payment Request on the second business day following receipt of such Company Payment Request.

                  (d) ACTIONS UPON COMPANY SURRENDER REQUEST. Immediately upon receipt from the Company of a Company Surrender Request pursuant to paragraph 4, Escrow Agent will take the requested actions set forth in such Company Surrender Request.

                  (e) LETTER OF CREDIT WAIVER. Immediately upon receipt from the Company or Acquiror of a Letter of Credit Waiver (as defined in the Merger Agreement), Escrow Agent will surrender the Letter of Credit to the Issuing Bank for cancellation, or if the Escrow Agent shall have already drawn on the Letter of Credit pursuant to Section 2(b), pay the proceeds of the Letter of Credit

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to Acquiror.  Upon such surrender or payment, this Agreement will terminate.


         6     LIABILITY OF ESCROW AGENT.  Escrow Agent's duties and
obligations under this Agreement will be determined solely by the express provisions of this Agreement. Escrow Agent will be under no obligation to refer to any documents other than this Agreement and the instructions and requests delivered to Escrow Agent hereunder. Escrow Agent will not have any duties or responsibilities except as expressly provided in this Agreement. Escrow Agent will not be obligated to recognize, and will not have any liability or responsibility arising under, any agreement to which Escrow Agent is not a party, even though reference thereto may be made herein. With respect to Escrow Agent's responsibility, the Company and Acquiror further agree that:

               (a) Escrow Agent will have no liability by reason of any error of judgment or for any act done or step taken or omitted by Escrow Agent, or for any mistake of fact or law or anything which Escrow Agent may do or refrain from doing in Agent's gross negligence, bad faith or willful misconduct. Escrow Agent may consult with counsel of its own choice (other than counsel for Acquiror or the Company or any of their affiliates) and will have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. The reasonable costs of such counsel's services will be paid to Escrow Agent in accordance with paragraph 7. The Company and Acquiror will jointly indemnify and hold Escrow Agent harmless from and against any and all liability and expense which may arise out of any action taken or omitted by Escrow Agent in accordance with this Agreement, except for such liability and expenses which results from Escrow Agent's gross negligence, bad faith or willful misconduct.

               (b)      The Company or Acquiror may examine the Escrow
Agent's records pertaining to this Agreement at any time during normal business hours at Escrow Agent's office upon 24 hours' prior notice.

               (c) This Agreement is a personal one, Escrow Agent's duties hereunder being only to the other parties hereto, their successors, permitted assigns and legal representatives, and to no other Person.

               (d) No succession to, or assignment of, the interest of Acquiror or the Company will be binding upon the Escrow Agent unless and until written evidence of such succession or assignment, in form satisfactory to Escrow Agent, has been filed with and accepted by Escrow Agent.

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                (e)     Escrow Agent may rely or act upon requests or
instructions signed by the proper parties or bearing a signature or signatures reasonably believed by Escrow Agent to be genuine of the proper parties.

                (f) In case any emergency held by Escrow Agent will be attached, garnished or levied upon under a court order, or the delivery thereof will be stayed or enjoined by a court order, or any writ, order, judgment or decree will be made or entered by any court, or any order, judgment or decree will be made or entered by any court affecting the property deposited under this Agreement or any party thereof, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether or with or without jurisdiction, and in case Escrow Agent obeys or complies with any such writ, order, judgment or decree, Escrow Agent will not be liable to Acquiror or the Company or to any other Person by reason of such compliance in connection with such litigation, and the Company and Acquiror jointly and severally agree to pay to Escrow Agent on demand its reasonable costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation

                (g) Subject to the terms of this paragraph 6(g), Escrow Agent reserves the right to resign at any time by giving written notice of resignation to Acquiror and the Company specifying the effective date thereof. Within 30 days after receiving such notice, Acquiror and the Company jointly will appoint a successor escrow agent to which Escrow Agent may distribute the property then held hereunder, less Escrow Agent's accrued fees and reasonable costs and expenses. Escrow Agent hereby agrees to use commercially reasonable efforts to comply with the Issuing Bank's conditions for transfer of the Letter of Credit to a successor escrow agent. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of such 30-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and Acquiror and the Company will pay the reasonable costs, expenses and attorneys' fees which are incurred in connection with such proceeding. Notwithstanding the above, if a transfer of the Letter of Credit is prohibited by this terms, or if the Letter of Credit does not expressly permit a subsequent holder to draw on such Letter of Credit, then Escrow Agent shall not deliver the Letter of Credit to the clerk for any such court, but instead either (i) Acquiror shall arrange for the replacement of such Letter of Credit with another Letter of Credit permitting such transfer and permitting the subsequent holder to draw on the replacement Letter of Credit in accordance with the terms hereof and as specified in the replacement Letter of Credit (which shall be on the same terms and conditions contained in the Letter of Credit), in which event the Escrow Agent may deposit such replacement Letter of Credit with the clerk of any such court, or

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(ii) the Escrow Agent shall draw on such non-transferable Letter of Credit and deliver the proceeds to the clerk of such court.

              (h) Escrow Agent does not have any interest in the escrow fund, but is serving as escrow holder only and has possession thereof. If any payments of income from the escrow fund will be subject to withholding regulations then in force with respect to United States taxes, Acquiror and the Company agree to provide Escrow Agent with appropriate forms for or with respect to such withholder. This paragraph 6(h) and paragraphs 6(a), 6(f), 6(g) and 7 will survive notwithstanding any termination of this Agreement or Escrow Agent's resignation.

         7    COMPENSATION OF ESCROW AGENT.  Escrow Agent will be entitled to a reasonable fee for services rendered and for reimbursement of extraordinary expenses incurred in performance of its duties, which extraordinary expenses are not included in said fee. Said fee and expenses will be divided equally between Acquiror, on the one hand, and the Company, on the other hand.

         8    NOTICES.  All notices, requests, demands, claims and other communications hereunder ("Notices") will be in writing, personally delivered or sent by facsimile and addressed to the intended recipient as set forth below:

                          Notices to the Company:
                          ----------------------

                          Citicasters Inc.
                          Suite 600
                          One East Fourth Street
                          Cincinnati, Ohio 45202
                          Attention:  Samuel J. Simon, Esq.
                          Phone:  (513) 562-8019
                          Facsimile:  [Need Fax Number]

                          with a copy (which will not constitute notice to
                          ------------------------------------------------
                          the Company to:
                          --------------

                          Jones, Day, Reavis & Pogue
                          North Point
                          901 Lakeside Avenue
                          Cleveland, Ohio 44114
                          Attention:  Lyle G. Ganske, Esq.
                          Phone:  (216) 586-7264
                          Facsimile:  (216) 579-0212

                          Notices to Acquiror:
                          -------------------

                          Jacor Communications, Inc.
                          1300 PNC Center
                          201 East Fifth Street
                          Cincinnati, OH  45202

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                          Attention:  Mr. Randy Michaels
                          Phone:  (513) 621-1300
                          Facsimile:  (513) 621-0090

                          with a copy (which will not constitute notice to
                          ------------------------------------------------
                          Acquiror) to:
                          ------------

                          Graydon, Head & Ritchey
                          1900 Fifth Third Center
                          511 Walnut Street
                          Cincinnati, Ohio  45202
                          Attention:  Thomas W. Kahle
                          Phone:  (513) 621-6464
                          Facsimile:  (513) 651-3836

                          and to:

                          Mayer, Brown & Platt
                          190 South LaSalle Street
                          Chicago, IL  60603-3441
                          Attention:  Scott J. Davis, Esq.
                          Phone:  (312) 701-7311
                          Facsimile:  (312) 701-7711

                          Notices to Escrow Agent:
                          -----------------------

                          [Star Bank, National Association]

                          ______________________________

                          Attention:  __________________

                          Phone: _______________________

                          Facsimile:  [Need Fax Number]

Any notices will be deemed to have been given pursuant to this Agreement when personally delivered or sent by facsimile (electronically confirmed). Any party may change the address to which Notices are to be delivered by giving the other parties notice in the manner provided in this paragraph 8.

         9       BINDING EFFECT:  Assignment.  This Agreement and all of the
provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        10       SEVERABILITY.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect

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and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

        11       NO STRICT CONSTRUCTION.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.

        12       HEADINGS.  The headings used in this Agreement are for
convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no heading had been used in this Agreement.

        13       COUNTERPARTS.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one Person, but all such counterparts taken together will constitute one and the same instrument.

        14       GOVERNING LAW.  This Agreement will be governed by and
construed in accordance with the domestic laws of the State of Ohio, without giving effect to any choice of law or conflict of law provision (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

        15       NUMBER.  Each defined term used in this Agreement has a
comparable meaning used in its plural or singular form.

        16       INCLUDING.  Whenever the term "including" (whether or not that term is followed by the word "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

        17       TERMINATION.  If the Letter of Credit is cancelled pursuant to the terms of this Agreement, then this Agreement will terminate. This Agreement shall survive any termination of the Merger Agreement.

                                   * * * * *




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                                   [ACQUIROR]

                                By:_______________________________

                                Its:______________________________


                                CITICASTERS INC.


                                By:_______________________________

                                Its:______________________________


                                [STAR BANK, NATIONAL ASSOCIATION] as
                                Escrow Agent


                                By:_______________________________

                                Its:______________________________



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                                  EXHIBIT A
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                                  [To Come]






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